Addendum

THIS ADDENDUM (“Addendum”) effective as of November 20, 2006.

BETWEEN

(1) Buckingham Exploration Inc. (“Purchaser”)
(2) Elite Vantage Development Limited (“Elite”)
(3) Henry Tam

WHEREAS:

(A) The parties entered into a binding Purchase Agreement on August 8, 2006 with respect to a mining interest in the Simpson Island Property (the “PA”).

(B) The parties wish to correct a typo in the PA and clarify the payment due date of the PA.

THIS AGREEMENT WITNESSES that the parties have agreed that:

1.	For the purposes of the PA, the payment of $50,000 shall be due on or before February 1, 2007. If the Purchaser does not pay the $50,000 by February 1, 2007, Elite and Henry Tam shall have an option to terminate the PA by sending to the Purchaser a written notice signed by Elite and Henry Tam, along with return of any share certificates in the Purchaser they are in their possession. Upon termination, the common shares of the Purchaser issued to Elite and Henry Tam shall be cancelled immediately.

2.	Paragraph 1.1 is amended so that it will be read as follows:

“The Vendor hereby sells, assigns, transfers and sets over unto the Purchaser for its own use absolutely an undivided 100% interest in and to the Mineral Claims in consideration for CAD$50,000 and 2,000,000 shares of Buckingham (the “Purchase Price”) subject to the Net Smelter Royalty. The Purchaser shall pay the purchase price by paying to Elite CAD$25,000 and 1,000,000 shares of Buckingham Exploration Inc. and Henry Tam CAD$25,000 and 1,000,000 shares of Buckingham Exploration Inc.”

3.	All other provisions in the PA shall remain in full force and effect.

4.	This Addendum shall ensure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns.

5.	This Addendum may be signed in counterpart and all counterparts taken together shall constitute one and the same Addendum, and any facsimile signature shall be taken as an original.

IN WITNESS WHEREOF this Addendum has been executed by the parties to it, the day, month and year first written.

Buckingham Exploration Inc.

/S/ Robin Relph_______
Per: Robin Relph, President

Elite Vantage Development Limited

/S/ Simon Tam_________
Per: Authorized Signatory

Henry Tam

/S/ Henry Tam_____
Per: Henry Tam